Exhibit 3.3

AMENDED & RESTATED BYLAWS OF

ALPHAEON CORPORATION

a Delaware corporation

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8.05	Lost Certificates	11

8.06	Representation of Shares of Other Corporations	11

8.07	Construction and Definitions	11

ARTICLE IX	AMENDMENTS	11

ARTICLE X	RIGHT OF FIRST REFUSAL	11

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AMENDED & RESTATED BYLAWS

OF

ALPHAEON CORPORATION

ARTICLE I

OFFICES

1.01 Registered Office. The board of directors shall fix the location of the registered office of the corporation at any place within the State of Delaware.

1.02 Other Offices. The board of directors may at any time establish the principal executive or branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.01 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

2.02 Annual Meetings of Stockholders. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected, and any other proper business may be transacted.

2.03 Special Meetings. A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at any such meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic, other facsimile transmission or electronic mail to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving such request forthwith shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.04 and 2.05 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.03 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.04 Notice of Stockholders’ Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.05 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting being noticed. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees which, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 144 of the General Corporation Law of Delaware, (ii) an amendment of the certificate of incorporation, pursuant to Section 242 of such Law, (iii) a reorganization of the corporation, pursuant to Section 251 of such Law, or (iv) a voluntary dissolution of the corporation, pursuant to Section 275 of such Law, the notice shall also state the general nature of such proposal.

2.05 Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication (including electronic mail), charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or has been so given, notice shall be deemed to have been given if sent by first-class mail or telegraphic or other written communication (including electronic mail) to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where such office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon written demand of the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of such notice.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the corporation giving such notice, and shall be filed and maintained in the minute book of the corporation.

2.06 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.07 Adjourned Meeting and Notice Thereof. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.06 of this Article II.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.04 and 2.05 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.08 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of this Article II, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Such vote may be by voice vote, copy, facsimile telecommunication or other reliable reproduction of the writing or transmission, or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a stockholder at any election and before the voting begins. Any stockholder entitled to vote on any matter (other than the election of directors) may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of Delaware or the certificate of incorporation.

2.09 Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.04 of this Article II, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at the meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if such objection is expressly made at the meeting.

2.10 Stockholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder’s proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holder, may revoke the consent by a writing received by the secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. Such notice shall be given in the manner specified in Section 2.05 of this Article II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 144 of the General Corporation Law of Delaware, (ii) indemnification of agents of the corporation, pursuant to Section 145 of such Law, or (iii) a reorganization of the corporation, pursuant to Section 251 of such Law, such notice shall be given at least ten (10) days before the consummation of any such action authorized by any such approval.

2.11 Record Date for Stockholder Notice, Voting, and Giving Consents. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days prior to such action without a meeting, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the General Corporation Law of Delaware.

If the board of directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such corporate action, whichever is later.

2.12 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that no such proxy shall be valid after the expiration of three (3) years from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 212(c) and 218 of the General Corporation Law of Delaware.

2.13 Inspectors of Election. Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill such vacancy.

The duties of these inspectors shall be as follows:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

2.14 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

DIRECTORS

3.01 Powers. Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the power and authority to:

(a) Select and remove all officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the certificate of incorporation or these bylaws, fix their compensation, and require from them security for faithful service.

(b) Change the principal registered office in the State of Delaware or the principal executive office from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or outside the State of Delaware; designate any place within or without the state for the holding of any stockholders’ meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

(c) Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled or tangible or intangible property actually received.

(d) Borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

3.02 Number of Directors. Subject to any limitations in the Certificate of Incorporation, the authorized number of directors of the Corporation shall be not less than one (1) nor more than thirteen (13) directors, as determined from time to time by the Board of Directors by adopting a resolution to that effect, with the initial number of authorized directors to be set at thirteen (13).

3.03 Election and Term of Directors. Directors shall be elected at each annual meeting of stockholders by a plurality of the shares represented in person or by proxy, including to replace directors whose terms then expire, and each director elected shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Board of Directors, unless the notice specifies a later time for such resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Subject to any limitations in the Certificate of Incorporation, if the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

3.04 Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy or vacancies in the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign upon giving written notice to the chairman or the board, the president, the secretary or the board of directors. A resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

3.05 Place of Meetings and Telephonic Meetings. Regular meetings of the board of directors may be held at any place within or without the State that has been designated from time to time by resolution of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or without the State that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, or other electronic means so long as all directors participating in such meeting can hear one another, and all such directors shall be deemed to be present in person at such meeting.

3.06 Annual Meetings. Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers and the transaction of other business. Notice of this meeting shall not be required.

3.07 Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

3.08 Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by electronic mail or by first-class mail or telegram, charges prepaid, addressed to each director at his or her address as it is shown upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

3.09 Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 144 of the General Corporation Law of Delaware (approval of contracts or transactions in which a’ director has a direct or indirect material financial interest), Section 141(c) (appointment of committees), and Section 145 (indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.10 Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

3.11 Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.12 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 3.08 of this Article III, to the directors who were not present at the time of the adjournment.

3.13 Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

3.14 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

ARTICLE IV

COMMITTEES

4.01 Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a) the approval of any action which, under the General Corporation Law of Delaware, also requires stockholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d) the amendment or repeal of bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable; a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(f) the appointment of any other committees of the board of directors or members thereof.

4.02 Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.05 (place of meetings), 3.07 (regular meetings), 3.08 (special meetings and notice), 3.09 (quorum), 3.10 (waiver of notice), 3.11 (adjournment), 3.12 (notice of adjournment) and 3.13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined by resolution of the board of directors as well as the committee, special meetings of committees may also be called by resolution of the board of directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.01 Officers. The officers of the corporation shall be a president, and a secretary. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, a chief financial officer or a person appointed by the board of directors to serve in such a capacity, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.03 of this Article V. Any number of offices may be held by the same person.

5.02 Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

5.03 Subordinate Officers, Etc. The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

5.04 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.05 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

5.06 Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.07 of this Article V.

5.07 President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

5.08 Vice Presidents. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, the president or the chairman of the board if there is no president.

5.09 Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in a safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

5.10 Chief Financial Officer. The chief financial officer, or the person appointed by the board of directors to serve in such capacity, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times to inspection by any director.

The chief financial officer, or the person appointed by the board of directors to serve in such capacity, shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND OTHER AGENTS

6.01 Indemnification. The corporation shall, to the maximum extent permitted by applicable law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation and shall likewise have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by such law. For purposes of this Article VI, an “agent” of the corporation includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.02 Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of these Bylaws, to the extent that an agent indemnified under Section 1 herein, has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.

6.03 Determination of Right to Indemnification. Unless otherwise ordered by a court, any indemnification under Section 6.01 herein shall be paid by the corporation unless a determination is made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of an agent entitled to indemnification under Section 1 herein, is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01 herein.

6.04 Advance Payment of Costs, Charges and Expenses. To the full extent permitted by law, the corporation shall, upon request, pay costs, charges and expenses (including attorneys’ fees) incurred by an agent entitled to indemnification pursuant to Section 6.01 herein, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by an agent in his capacity as an agent (and not in any other capacity in which service was or is rendered by such person while an agent) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the agent to repay all amounts so advanced in the event that it shall ultimately be determined that such agent is not entitled to be indemnified by the corporation as authorized in these Bylaws.

6.05 Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (present or future, common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, and shall continue as to a person who has ceased to serve in the capacity making him eligible for indemnification, and shall inure to the benefit of the estate, heirs, executors and administrators of such person; all rights to indemnification under these Bylaws shall be deemed to be a contract between the corporation and each agent indemnified hereunder who serves or served in such capacity at any time while these Bylaws as well as the relevant provisions of the Delaware General Corporation Law or any other applicable laws are or were in effect; any repeal or modification thereof shall not in any way diminish any rights to indemnification of such agent or the obligations of the corporation arising hereunder.

6.06 Savings Clause. If Sections 6.01 through 6.05 of these Bylaws or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent entitled to indemnification, as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of these Bylaws that shall not have been invalidated and to the full extent permitted by applicable law. To the full extent permitted by law, the corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the corporation and of companies acquired by or merged with the corporation, obligating the corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 6.01 through 6.05 of these Bylaws.

6.07 Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any agent against any liability asserted against such agent and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such agent.

ARTICLE VII

RECORDS AND REPORTS

7.01 Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

Any stockholder or stockholders of the corporation may (i) inspect and copy the records of stockholders’ names and addresses and shareholdings during usual business hours upon five days’ prior written demand upon the corporation, and/or (ii) obtain from the corporation or the transfer agent of the corporation, upon written demand under oath and upon the tender of any usual charges of the transfer agent for such list, a list of the stockholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of the date specified by the stockholder subsequent to the date of demand. Such list shall be made available to such stockholder or stockholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of stockholders shall also be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder’s interests as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making such demand.

7.02 Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or at its principal business office in this State, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this State and the corporation has no principal business office in this State, the Secretary shall, upon the written request of any stockholder, furnish to such stockholder a copy of the bylaws as amended to date.

7.03 Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. Such minutes and accounting books and records shall be open to inspection upon the written demand under oath of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a stockholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

7.04 Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

7.05 Annual Report to Stockholders. Unless otherwise expressly required by the General Corporation Law of Delaware or any other state, any rights to annual reports to stockholders is hereby expressly waived and dispensed with; provided, that nothing herein set forth shall be construed to prohibit or restrict the right of the board to issue such annual or other periodic reports to the stockholders of the corporation as they may from time to time consider appropriate.

ARTICLE VIII

GENERAL CORPORATE MATTERS

8.01 Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, (other than action by stockholders by written consent without a meeting) the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action, and in such case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date fixed as aforesaid, except as otherwise provided in the Delaware General Corporation Law.

If the board of directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such action, whichever is later.

8.02 Checks, Drafts, Evidences of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

8.03 Corporate Contracts and Instruments; How Executed. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

8.04 Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that such certificates shall state the amount of the consideration to be paid therefor and the amount paid thereon. All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

8.05 Lost Certificates. Except as hereinafter in this Section 5 provided, no new certificates for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the board may require, including provisions for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

8.06 Representation of Shares of Other Corporations. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by proxy duly executed by said officer.

8.07 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of the bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

The Board of Directors may from time to time make, amend, supplement or repeal these bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the affirmative vote or written consent of the holders of at least two-thirds (2/3rds) of the then outstanding shares of the corporation’s stock, voting together as a single class and on an as-if converted basis; and, provided, further, that no amendment or supplement to these bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders or with the corporation’s articles of incorporation.

ARTICLE X

RIGHT OF FIRST REFUSAL

10.01 No holder of shares of Common Stock (other than shares of Common Stock issued upon conversion of, or as a dividend or other distribution in connection with, Preferred Stock) shall sell, assign, pledge, or in any manner transfer any of the shares of Common Stock of the corporation’s or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

(a) If the stockholder desires to sell or otherwise transfer any of his shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed bona fide consideration, and all other terms and conditions of the proposed transfer.

(b) Within thirty (30) days following receipt of such notice, the corporation shall decide whether to purchase all or any portion of the shares specified in the notice at the price and upon the terms set forth in such notice or, at its discretion, the corporation may purchase the shares over four years in four (4) equal installments, the first such installment within one year after it receives the notice, and thereafter over the succeeding three years in three equal amounts on the anniversary date of corporation’s first installment payment. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. For these purposes, the Board of Directors determination of fair market value shall be the fair market value per share price established by corporation for the year ending on the December 31 immediately preceding the year in which the corporation elects to purchase the shares; if no fair market value has yet been established, then the corporation shall promptly cause such to be determined using the same methodology as that used in any “409A Valuation Report” prepared by a qualified appraiser which methodology was used to establish the purchase price per share. The corporation fair market value shall then be divided by the number of corporation’s total shares outstanding (based on common stock equivalents) to calculate the fair market value per share. As used herein, “common stock equivalents” shall include not just the actual shares of common stock outstanding but also the number of shares of common stock issuable upon the conversion or exercise of all other outstanding convertible equity securities of corporation, such as options and warrants, and any contractual arrangements, obligations, or understandings equivalent to or having the same effect as a “phantom stock plan” or other similar arrangement, In such case, the units or percentage of corporation’s fair market value allocated to all such arrangements shall be included as common stock equivalents outstanding used in the calculation. In case of any dispute as to fair market value, the decision of corporation’s Board of Directors in its discretion shall be final for all purposes.

(c) If the corporation and/or its assignee(s) elect to acquire the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the secretary of the corporation shall so notify the transferring stockholder and of the means and time of payment within thirty (30) days after the secretary of the corporation receives said transferring stockholder’s notice.

(d) Anything to the contrary contained herein notwithstanding, if the Board of Directors so determines in its absolute discretion, the following transactions shall be exempt from the provisions of this bylaw:

(1) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

(2) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

(3) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation.

(4) A stockholder’s transfer of any or all of such stockholder’s shares to a person who, at the time of such transfer, is an officer or director of the corporation.

(5) A corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

(6) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(7) A transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners.

(8) A transfer by a stockholder which is a limited liability company to any or all of its members or former members.

In any case where any stockholder’s shares are transferred, however, the transfer shall not be effective unless the transferee, assignee, or other recipient agrees explicitly that it shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

(e) The provisions of this bylaw may be waived with respect to any transfer by the corporation, upon duly authorized action of its Board of Directors. This bylaw may be amended or repealed only by a duly authorized action of the Board of Directors.

(f) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

(g) Notwithstanding any other provision hereof, this Agreement shall terminate upon the closing of a firm commitment underwritten public offering of the corporation’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, or a sale of the corporation as an entirety, whether by way of merger, consolidation, or sale of all or substantially all of its assets.

(h) The certificates representing shares of Common Stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY/(CORPORATION) AND/OR ITS ASSIGNEES(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION/COMPANY.”

* * *

CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned does hereby certify that he is the duly elected and acting Secretary of Alphaeon Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing Amended & Restated Bylaws of such corporation were duly and regularly adopted by the Board of Directors of such corporation; and that the above and foregoing Amended & Restated Bylaws are now in full force and effect.

Dated: October 30, 2015

/s/ Jeevan Gore
Jeevan Gore Secretary